As filed with the Securities and Exchange Commission on May 25, 2010

File No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SMTC Corporation

(Exact name of registrant as specified in its charter)

Delaware	98-0197680
(State or other jurisdiction Of incorporation or organization)	(I.R.S. Employer Identification Number)

635 Hood Road

Markham, Ontario,

Canada L3R 4N6

(Address of principal executive offices, including zip code)

Amended SMTC Corporation/SMTC Manufacturing Corporation of Canada

2000 Equity Incentive Plan

(Full title of the plan)

John E. Caldwell

President and Chief Executive Officer

SMTC Corporation

635 Hood Road

Markham, Ontario, Canada L3R 4N6

(905) 479-1810

(Name and address, including zip code, and telephone

number, including area code, of agent for service)

Please send copies of all communications to:

Brian Erb, Esq.

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, CA 94111-4006

Telephone: (617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “ large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, par value $0.01 per share	1,547,509 shares	$0.70 - $3.11	$2,197,528	$156.68

(1)	The offering price for shares subject to options on the date hereof is the actual exercise price of such options. Of the 1,547,509 shares to be registered hereunder, 335,000 are subject to options at an exercise price of $0.70 per share, 335,000 are subject to options at an exercise price of $1.00 per share, 12,410 are subject to options at an exercise price of $1.17 per share, 300,000 are subject to options at an exercise price of $1.64 per share, 250,000 are subject to options at an exercise price of $2.50 per share, 30,000 are subject to options at an exercise price of $2.75 per share, 40,000 are subject to options at an exercise price of $3.11 per share and 200,000 are subject to options for exchangeable shares at an exercise price of $1.53 CAD per share (which are convertible into common stock).
(2)	The maximum aggregate offering price consists of $234,500 payable in respect of 335,000 shares subject to options at an exercise price of $0.70 per share, $335,000 payable in respect of 335,000 shares subject to options at an exercise price of $1.00 per share, $14,520 payable in respect of 12,410 shares subject to options at an exercise price of $1.17 per share, $492,000 payable in respect of 300,000 shares subject to options at an exercise price of $1.64 per share, $625,000 payable in respect of 250,000 shares subject to options at an exercise price of $2.50 per share, $82,500 payable in respect of 30,000 shares subject to options at an exercise price of $2.75 per share, $124,400 payable in respect of 40,000 shares subject to options at an exercise price of $3.11 per share, and $306,000 CAD payable in respect of 200,000 shares subject to options for exchangeable shares at an exercise price of $1.53 CAD per share (which are convertible into common stock).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information required by Item 1 of this Form S-8 and the statement of availability of information of SMTC Corporation (the “Registrant”), and other information required by Item 2 of this Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428(b)(1) and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. However, such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates the following documents previously filed with the Commission herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 2010, filed on March 19, 2010 with the Commission, as amended on May 3, 2010;

(b)	The Registrant’s Current Reports on Form 8-K filed on March 12, 2010, May 12, 2010 and May 21, 2010; and

(c)	The description of the Registrant’s common stock, par value $0.01 per share, contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-31051) filed with the Commission on July 18, 2000 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All other reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of this offering shall be incorporated by reference into this Registration Statement and shall be deemed to be a part of this Registration Statement from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which relates to unlawful payment of dividends and unlawful stock purchases and redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145 of the Delaware General Corporation Law.

The Registrant’s charter provides that its directors shall not be liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law. In addition, the Registrant’s by-laws provide that it shall indemnify its directors to the full extent permitted by the laws of the State of Delaware.

All of the Registrant’s directors and officers are covered by an insurance policy maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit

4.1	Amended and Restated Stockholders Agreement dated as of November 22, 2000 (previously filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001, and incorporated by reference herein).

4.2	Form of certificate representing shares of common stock, (previously filed as an Exhibit to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on June 19, 2000, File No. 333-33208, and incorporated by reference herein).

4.3	SMTC Corporation/SMTC Manufacturing Corporation of Canada 2000 Equity Incentive Plan, as amended, (previously filed as an Exhibit to Company’s Current Report on Form 8-K filed on May 24, 2007, and incorporated by reference herein).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of KPMG LLP, Independent Auditors.

23.2	Consent of Ropes & Gray LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page of this Registration Statement under the caption “Power of Attorney”).

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Markham, Province of Ontario, on this 25 th day of May, 2010.

SMTC CORPORATION

By:	/S/ JOHN E. CALDWELL
John E. Caldwell
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes John E. Caldwell and Jane Todd, and each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

Signature	Capacity in Which Signed	Date

/S/ JOHN E. CALDWELL	President and Chief Executive Officer and Director	May 25, 2010
John E. Caldwell

/S/ JANE TODD	Chief Financial Officer (Principal Financial and Accounting Officer)	May 25, 2010
Jane Todd

/S/ THOMAS COWAN	Director	May 25, 2010
Thomas Cowan

/S/ JOHN MARINUCCI	Director	May 25, 2010
John Marinucci

/S/ WAYNE MCLEOD	Director	May 25, 2010
Wayne McLeod

/S/ DAVID SANDBERG	Director	May 25, 2010
David Sandberg

/S/ ALEX WALKER	Director	May 25, 2010
Alex Walker

EXHIBIT INDEX

Exhibit Number	Title of Exhibit

4.1	Amended and Restated Stockholders Agreement dated as of November 22, 2000 (previously filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001, and incorporated by reference herein).

4.2	Form of certificate representing shares of common stock, (previously filed as an Exhibit to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on June 19, 2000, File No. 333-33208, and incorporated by reference herein).

4.3	SMTC Corporation/SMTC Manufacturing Corporation of Canada 2000 Equity Incentive Plan, as amended, (previously filed as an Exhibit to Company’s Current Report on Form 8-K filed on May 24, 2007, and incorporated by reference herein).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of KPMG LLP, Independent Auditors.

23.2	Consent of Ropes & Gray LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page of this Registration Statement under the caption “Power of Attorney”).